UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2021

GALECTIN THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31791	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 PEACHTREE INDUSTRIAL BOULEVARD, STE 240

NORCROSS, GA 30071

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (678) 620-3186

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	GALT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 16, 2021, Galectin Therapeutics Inc. (the “Company”) and Richard E. Uihlein entered into a debt financing arrangement whereby Mr. Uihlein loaned ten million dollars to Company. In consideration for the loan, the Company issued a convertible promissory note (the “Note”) in the principal amount of ten million dollars.

The Note has maturity date of April 16, 2025 and is convertible into the Company’s common stock at a conversion price equal to $5.00 per share at the option of the noteholder. The Note bears interest on at the rate of two percent (2%) per annum, compounded annually, and accrues additional interest at a rate of two and one-half percent (2.5%) per quarter (the “Additional Interest”) beginning on the date of issuance of this Note and ending on the maturity date, provided however, that such Additional Interest is payable if and only if the noteholder elects to convert the entire balance of the Note into the Company’s common stock.

The foregoing description of the Note does not purport to be complete and the terms of the Note is subject to, and qualified in its entirety by reference to the Convertible Note which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

The sale and issuance of the Note as disclosed in Item 1.01 of this Current Report on Form 8-K has been determined to be exempt from registration under the Act in reliance on Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act.

Item 7.01 Regulation FD Disclosure

On April 16, 2021, the Company entered into a consulting agreement with renowned neurosurgeon, Ben Carson, Sr. M.D. Dr. Carson was most recently the United States Secretary of Housing and Urban Development from March 2017 to January 2021. Dr. Carson was engaged by the Company to provide continuing consulting services to the Company regarding the development program of belapectin with special emphasis on (a) increasing awareness of the Company, its clinical trials, and the medical needs that such trials are addressing, (b) in assisting in the formation of a scientific advisory committee for the Company and identification of potential members of such committee, (c) assisting the Company in finding strategic commercial and/or academic partners to further its research and clinical trials in oncology and other fields, and (d) periodically acting as a spokesperson related to the Company’s science through public comments and interviews, in introductions to commercial and academic partners, and in other public statements as may be requested.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.

10.1	Convertible Promissory Note, dated April 16, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Galectin Therapeutics Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALECTIN THERAPEUTICS INC.

Date: April 19, 2021	By:	/s/ Jack W. Callicutt
Jack W. Callicutt
Chief Financial Officer